UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2013

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		818-575-4500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 29, 2013, the Compensation Committee approved the 2013 Executive Incentive Compensation Plan for the executive officers listed below. If certain revenue and earnings goals are met for the full fiscal year 2013, the target incentive compensation under the 2013 Executive Incentive Compensation Plan will be as listed below. In addition, the 2013 Executive Incentive Compensation Plan provides for up to an additional $100,000 for each executive officer if actual earnings exceed goal by certain predefined amounts.

John Giuliani
Chief Executive Officer - $600,000

John Pitstick
Chief Financial Officer - $250,000

Scott P. Barlow
Vice President, General Counsel and Secretary - $250,000

Peter Wolfert
Chief Technology Officer - $250,000

In addition, Mr. Giuliani's annual base salary was increased from $400,000 to $600,000 effective on February 1, 2013.

Exhibit 99.1 summarizes the 2013 Executive Incentive Compensation Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

February 1, 2013	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	2013 Executive Incentive Compensation Plan.